UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 24, 2003

Date of Report

LENNAR CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11749	95-4337490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

700 Northwest 107th Avenue, Miami, Florida	33172
(Address of Principal Executive Offices)	(Zip Code)

(305) 559-4000

(Registrant’s Telephone Number, Including Area Code)

Item 9.	Regulation FD Disclosure.

The homebuilding results of Lennar Corporation (the “Company”) for the three and nine months ended August 31, 2003, as disclosed in the Company’s Form 8-K dated September 16, 2003, reflect certain reclassifications within the statement of earnings. Certain of these reclassifications were (a) to include interest in cost of sales related to sales of homes or land, rather than disclosing interest as a separate expense item, and (b) to separately disclose management fees and other income, net.

The following schedule discloses selected financial information showing the effect of these reclassifications for the quarters and nine months ended August 31, 2003 and for the quarters and fiscal year ended November 30, 2002. These reclassifications have no impact on reported net earnings.

Lennar Corporation

In thousands, except gross margin %

	Quarter Ended February 28,		Quarter Ended May 31,		Quarter Ended August 31,		Nine Months Ended August 31,
	2003	2003	2003	2003	2003	2003	2003	2003
	Prior Classification	Current Classification	Prior Classification	Current Classification	Prior Classification	Current Classification	Prior Classification	Current Classification
Net earnings	$106,318	106,318	160,315	160,315	201,577	201,577	468,210	468,210

Sales of homes	$1,440,159	1,440,159	1,894,991	1,894,991	2,041,378	2,041,378	5,376,528	5,376,528
Cost of homes sold	$1,097,275	1,097,275	1,430,100	1,430,100	1,524,930	1,524,930	4,052,305	4,052,305
Interest	$—	28,662	—	34,633	—	32,551	—	95,846

Total cost of homes sold	$1,097,275	1,125,937	1,430,100	1,464,733	1,524,930	1,557,481	4,052,305	4,148,151
Gross profit—sales of homes	$342,884	314,222	464,891	430,258	516,448	483,897	1,324,223	1,228,377
Gross margin %—sales of homes	23.8%	21.8%	24.5%	22.7%	25.3%	23.7%	24.6%	22.8%

Sales of land	$32,176	32,176	72,022	72,022	67,056	67,056	171,254	171,254
Cost of land sold	$27,444	27,444	58,323	58,323	58,338	58,338	144,105	144,105
Interest	$—	346	—	746	—	925	—	2,017

Total cost of land sold	$27,444	27,790	58,323	59,069	58,338	59,263	144,105	146,122
Gross profit—sales of land	$4,732	4,386	13,699	12,953	8,718	7,793	27,149	25,132
Gross margin %—sales of land	14.7%	13.6%	19.0%	18.0%	13.0%	11.6%	15.9%	14.7%

Total interest expense	$30,202	—	36,266	—	33,564	—	100,032	—

Management fees and other income, net (includes other interest expense)	$6,624	5,430	6,182	5,295	4,952	4,864	17,758	15,589

Lennar Corporation

In thousands, except gross margin % (continued)

	Quarter Ended February 28,		Quarter Ended May 31,		Quarter Ended August 31,		Quarter Ended November 30,		Year Ended November 30,
	2002	2002	2002	2002	2002	2002	2002	2002	2002	2002
	Prior Classification	Current Classification	Prior Classification	Current Classification	Prior Classification	Current Classification	Prior Classification	Current Classification	Prior Classification	Current Classification
Net earnings	$71,891	71,891	106,007	106,007	142,219	142,219	225,012	225,012	545,129	545,129

Sales of homes	$1,109,774	1,109,774	1,397,596	1,397,596	1,691,282	1,691,282	2,383,051	2,383,051	6,581,703	6,581,703
Cost of homes sold	$853,396	853,396	1,062,109	1,062,109	1,276,772	1,276,772	1,790,449	1,790,449	4,982,726	4,982,726
Interest	$—	22,857	—	30,134	—	36,674	—	47,277	—	136,942

Total cost of homes sold	$853,396	876,253	1,062,109	1,092,243	1,276,772	1,313,446	1,790,449	1,837,726	4,982,726	5,119,668
Gross profit—sales of homes	$256,378	233,521	335,487	305,353	414,510	377,836	592,602	545,325	1,598,977	1,462,035
Gross margin %—sales of homes	23.1%	21.0%	24.0%	21.8%	24.5%	22.3%	24.9%	22.9%	24.3%	22.2%

Sales of land	$21,502	21,502	42,075	42,075	41,214	41,214	64,807	64,807	169,598	169,598
Cost of land sold	$21,124	21,124	47,153	47,153	30,350	30,350	64,225	64,225	162,852	162,852
Interest	$—	1,048	—	348	—	2,675	—	717	—	4,788

Total cost of land sold	$21,124	22,172	47,153	47,501	30,350	33,025	64,225	64,942	162,852	167,640
Gross profit—sales of land	$378	(670)	(5,078)	(5,426)	10,864	8,189	582	(135)	6,746	1,958
Gross margin %—sales of land	1.8%	-3.1%	-12.1%	-12.9%	26.4%	19.9%	0.9%	-0.2%	4.0%	1.2%

Total interest expense	$24,048	—	30,530	—	39,706	—	51,283	—	145,567	—

Management fees and other income, net (includes other interest expense)	$4,287	4,144	14,259	14,211	7,458	7,102	11,145	7,856	37,149	33,313

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2003

LENNAR CORPORATION
(Registrant)

By:	/s/ BRUCE E. GROSS
Name:	Bruce E. Gross
Title:	Vice President and Chief Financial Officer

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